Exhibit 99.01

Media Contact:
Edelman
Colleen Kuhn
+ 1 650.762.2804
colleen.kuhn@edelman.com

Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.5866
jennifer@blueshirtgroup.com

Immersion Corporation Reports Third Quarter 2017 Results
SAN JOSE, Calif., November 2, 2017 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the third quarter ended September 30, 2017.
Results for the quarter ended September 30, 2017
Total revenues for the third quarter of 2017 were $11.9 million. This compares to total revenues of $26.3 million for the third quarter of 2016, which included a one-time license fee from Samsung of $19.0 million.
Net loss for the third quarter of 2017 was $(5.3) million, or $(0.18) per share. This compares to net income of $7.0 million, or $0.24 per share, for the third quarter of 2016.
Non-GAAP net loss for the third quarter of 2017 was $(2.9) million, or $(0.10) per share, compared with non-GAAP net income of $9.9 million, or $0.34 per share, for the third quarter of 2016. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

As of September 30, 2017, Immersion’s cash, cash equivalents and short term investments were $48.1 million, down from $89.8 million as of December 31, 2016.

Management Commentary

Chief Executive Officer Vic Viegas of Immersion said, “We continue to make positive progress in furthering the value and adoption of haptics across a growing number of markets, as we added, renewed or expanded numerous licensing engagements during our third quarter of 2017. This is further evidence of the value of our technology, our resolute focus on the execution of our strategy and achievement of our operational objectives even as we aggressively pursue the protection of our intellectual property.”

“We are updating our outlook for revenues for the year to be in the range of $33 to $35 million. This update narrows the range and increases the upper end of our previous revenue guidance. Based on this forecast, we expect to generate improved annual bottom line results of a non-GAAP net loss between $(24) million and $(29) million,” concluded Mr. Viegas.

Recent Business Highlights

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Licensed Tencent to use Immersion’s TouchSense technology to deliver next-generation interactive experiences to its mobile QQ and NOW applications. Additionally, Tencent has also licensed Immersion technology to incorporate haptics into its Super NBA game.

•
Extended TouchSense® Force solution to game developers building on the Unity Technologies (Unity) engine. With the TouchSense Force Haptic Lab, developers can easily design and integrate high-quality touch effects into their games to leverage the advanced capabilities of newer gaming consoles, including those for the Nintendo Switch™ system.

•
Renewed licensing agreement with Perfect World, a top Chinese game developer/publisher. Immersion expects Perfect World will expand adoption of Immersion's tactile feedback technology in the mobile version of its well-known action role-playing game, Torchlight.

•
Expanded license agreement with LG Electronics, Inc., one of the world's largest providers of mobile devices, for use of Immersion's TouchSense® technology for high-definition haptics in LG Electronics' premier mobile phones including the LG V30, its next flagship smartphone.

Update on Apple Litigations

On October 31, 2017, Immersion received notification from the Chief Administrative Law Judge (ALJ) at the U.S. International Trade Commission (ITC) that the due date for the initial determination in the ITC’s investigation of Immersion’s infringement allegations against Apple, Inc. has been extended from November 13, 2017 to January 31, 2018. The notification explained that the Chief ALJ has assumed responsibility for the investigations of a retiring judge, and needs to extend the dates in order to afford him an adequate amount of time to complete the additional investigations he is now responsible for, and to draft the initial determination. As a result of this extension, the target date for the completion of the investigation is now expected to be May 31, 2018.
Additionally, Immersion today announces that it has filed a patent infringement lawsuit in the Beijing High People’s Court against Apple Computer Trading (Shanghai) Co., Ltd., Apple Electronic Product Commerce (Beijing) Co., Ltd., and Apple Trading (Shanghai) Co., Ltd alleging that the iPhone 6s, iPhone 6s Plus, iPhone 7, iPhone 7 Plus, iPhone 8 and iPhone 8 Plus infringe Immersion’s Chinese patents ZL02821854.X and ZL200810008845.X. Immersion is seeking a permanent injunction preventing the importation, sale and offering for sale of the iPhone products noted above in China as well as damages.
Conference Call Information
Immersion will host a conference call with company management at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) today to discuss financial results for the third quarter ended September 30, 2017. To participate on the live call, analysts and investors should dial +1 888-312-9863 (conference ID: 7290991) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.
About Immersion
Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. With more than 2,600 issued or pending patents, Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.
Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net loss and Non-GAAP net loss per share, because it is useful in understanding the company’s performance as it more closely reflects its expected long-term effective tax rates and excludes certain non-cash expenses and other special charges, such as deferred tax assets valuation allowance, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, our expectation that revenues for 2017 will be in the range of $33 million to $35 million and non-GAAP net loss for 2017 ranging from $(24) million to $(29) million and statements regarding litigation outcomes.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; the impact of litigation developments on existing and potential customers; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; the continued popularity of mobile games and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; the fact that certain target markets are still relatively nascent; risks associated with doing business internationally; litigation costs in any current or future litigation; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and foreign currency exchange rates and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2016 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR - C)
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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$19,263	$56,865
Short-term investments	28,860	32,907
Accounts receivable, net	6,478	1,382
Prepaid expenses and other current assets	978	2,876
Total current assets	55,579	94,030
Property and equipment, net	3,405	4,016
Deferred income tax assets	437	359
Prepaid income taxes	—	4,997
Intangibles and other assets, net	351	365
TOTAL ASSETS	$59,772	$103,767
LIABILITIES
Accounts payable	$4,835	$5,951
Accrued compensation	1,916	4,753
Other current liabilities	4,015	4,409
Deferred revenue	4,885	5,909
Total current liabilities	15,651	21,022
Long-term deferred revenue	23,335	26,393
Other long-term liabilities	937	1,012
TOTAL LIABILITIES	39,923	48,427
STOCKHOLDERS’ EQUITY	19,849	55,340
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$59,772	$103,767

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Royalty and license	$11,636	$26,049	$27,427	$47,112
Development, services, and other	227	257	690	681
Total revenues	11,863	26,306	28,117	47,793
Costs and expenses:
Cost of revenues	61	52	158	139
Sales and marketing	3,376	3,535	10,142	10,735
Research and development	3,116	2,951	9,138	10,229
General and administrative	10,753	9,654	41,885	30,745
Total costs and expenses	17,306	16,192	61,323	51,848
Operating income (loss)	(5,443)	10,114	(33,206)	(4,055)
Interest and other income	200	664	504	909
Income (loss) from continuing operations before benefit (provision) for income taxes	(5,243)	10,778	(32,702)	(3,146)
Benefit (provision) for income taxes	(44)	(3,760)	(295)	1,264
Income (loss) from continuing operations	(5,287)	7,018	(32,997)	(1,882)
Income from discontinued operations	—	—	—	649
Net income (loss)	$(5,287)	$7,018	$(32,997)	$(1,233)

Basic net income (loss) per share
Continuing operations	$(0.18)	$0.24	$(1.13)	$(0.07)
Discontinued operations	$—	$0.00	$—	$0.02
Total	$(0.18)	$0.24	$(1.13)	$(0.05)
Shares used in calculating basic net income (loss) per share	29,245	28,849	29,155	28,726

Diluted net income (loss) per share
Continuing operations	$(0.18)	$0.24	$(1.13)	$(0.07)
Discontinued operations	$—	$0.00	$—	$0.02
Total	$(0.18)	$0.24	$(1.13)	$(0.05)
Shares used in calculating diluted net income (loss) per share	29,245	29,298	29,155	28,726

Immersion Corporation
Reconciliation of GAAP Net Income (loss) to Non-GAAP Net Income (loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net income (loss)	$(5,287)	$7,018	$(32,997)	$(1,233)
Add: Stock-based compensation	1,338	1,214	4,073	4,803
Add: Provision (benefit) for income taxes	44	3,760	295	(1,264)
Less: Non-GAAP benefit (provision) for income taxes on continuing operations (at 19%)	996	(2,048)	6,213	598
Non-GAAP net (income) loss	$(2,909)	$9,944	$(22,416)	$2,904
Non-GAAP earnings (loss) per share	$(0.10)	$0.34	$(0.77)	$0.10
Shares used in calculating Non-GAAP earnings (loss) per share	29,245	29,298	29,155	28,726

Media Contact:
Edelman
Colleen Kuhn
(650) 762-2804
colleen.kuhn@edelman.com

Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.5866
jennifer@blueshirtgroup.com